As filed with the Securities and Exchange Commission on February 28, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-2976158
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Ian Siegel Chief Executive Officer ZipRecruiter, Inc. 604 Arizona Avenue Santa Monica, CA 90401 (877) 252-1062 (Address of principal executive offices) (Zip Code)
2021 Equity Incentive Plan
2021 Employee Stock Purchase Plan
(Full titles of the plans)

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
866-403-5272
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Please send copies of all communications to:
Alan C. Smith Katherine K. Duncan Fenwick & West LLP 228 Santa Monica Blvd., Suite 300 Santa Monica, CA 90401 (310) 434-5400	Ryan Sakamoto Chief Legal Officer ZipRecruiter, Inc. 604 Arizona Avenue Santa Monica, CA 90401 (877) 252-1062

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Registration of Additional Shares
Pursuant to General Instruction E
Pursuant to General Instruction E of Form S-8, ZipRecruiter, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 4,940,312 additional shares of Class A common stock under the Registrant’s 2021 Equity Incentive Plan and 761,725 additional shares of Class A common stock under the Registrant’s 2021 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on February 27, 2023 (Registration No. 333-270073), March 3, 2022

(Registration No. 333-263261), and May 14, 2021 (Registration No. 333-256155). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 28, 2024;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-40406) filed with the Commission on May 11, 2021 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 8. Exhibits.
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

3.1	Sixth Amended and Restated Certificate of Incorporation.	8-K	001-40406	3.1	5/17/2021

3.2	Amended and Restated Bylaws.	8-K	001-40406	3.1	4/27/2023

4.1	Form of the Registrant’s Class A Common Stock Certificate.	S-1	333-255488	4.1	4/23/2021

4.2	Form of the Registrant’s Class B Common Stock Certificate.	S-8	333-256155	4.6	5/14/2021

4.3	2021 Equity Incentive Plan and the forms of award agreements thereunder.	S-8	333-256155	4.9	5/14/2021
4.4	2021 Employee Stock Purchase Plan.	S-1	333-255488	10.5	4/23/2021

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included on the signature page to this registration statement).					X

107.1	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 28th day of February, 2024.

ZIPRECRUITER, INC.

By:	/s/ Ian Siegel
Ian Siegel
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ryan Sakamoto and Timothy Yarbrough, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ian Siegel	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2024
Ian Siegel

/s/ Timothy Yarbrough	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 28, 2024
Timothy Yarbrough

/s/ Lora Bartolome	Vice President, Accounting and Controller (Principal Accounting Officer)	February 28, 2024
Lora Bartolome
/s/ Brie Carere	Director	February 28, 2024
Brie Carere
/s/ Yvonne Hao	Director	February 28, 2024
Yvonne Hao

/s/ Cipora Herman	Director	February 28, 2024
Cipora Herman

/s/ Blake Irving	Director	February 28, 2024
Blake Irving

/s/ Eric Liaw	Director	February 28, 2024
Eric Liaw

/s/ Emily McEvilly	Director	February 28, 2024
Emily McEvilly